As filed with the Securities and Exchange Commission on March 16, 2026

Registration Nos. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WATERS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	13-3668640
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

34 Maple Street

Milford, Massachusetts 01757

(508) 478-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

AUGUSTA SPINCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	39-4076868
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

34 Maple Street

Milford, Massachusetts 01757

(508) 478-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

WATERS TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	13-3668640
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

34 Maple Street

Milford, Massachusetts 01757

(508) 478-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

Keeley A. Aleman, Esq.

Senior Vice President, General Counsel and Secretary

Waters Corporation

34 Maple Street

Milford, Massachusetts 01757

(508) 478-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jennifer L. Lee, P.C.

Zoey Hitzert

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.	Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices

PharMingen	California	33-0252008	34 Maple Street, Milford, Massachusetts 01757 (508) 478-2000

Wyatt Technology, LLC	California	77-0027705	34 Maple Street, Milford, Massachusetts 01757 (508) 478-2000

Accuri Cytometers, Inc.	Delaware	20-1574420	34 Maple Street, Milford, Massachusetts 01757 (508) 478-2000

Augusta Life Sciences US OpCo I LLC	Delaware	39-4227177	34 Maple Street, Milford, Massachusetts 01757 (508) 478-2000

Augusta Life Sciences US OpCo II LLC	Delaware	39-4251680	34 Maple Street, Milford, Massachusetts 01757 (508) 478-2000

Augusta Life Sciences US SpinCo LLC	Delaware	39-4175214	34 Maple Street, Milford, Massachusetts 01757 (508) 478-2000

Cellular Research, Inc.	Delaware	45-3756609	34 Maple Street, Milford, Massachusetts 01757 (508) 478-2000

HandyLab, Inc.	Delaware	38-3507870	34 Maple Street, Milford, Massachusetts 01757 (508) 478-2000

TA Instruments – Waters L.L.C.	Delaware	51-0389767	34 Maple Street, Milford, Massachusetts 01757 (508) 478-2000

Waters Asia Limited	Delaware	51-0353752	34 Maple Street, Milford, Massachusetts 01757 (508) 478-2000

PROSPECTUS

WATERS CORPORATION

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Warrants

Stock Purchase Contracts

Stock Purchase Units

AUGUSTA SPINCO CORPORATION

WATERS TECHNOLOGIES CORPORATION

Debt Securities

Guarantees of Debt Securities

You should read this prospectus and the applicable prospectus supplement carefully before you invest in any offered securities.

Waters Corporation, a Delaware corporation (“Waters” or the “Company”), may offer and sell the securities identified above under its name, from time to time, in one or more offerings. Augusta SpinCo Corporation, a Delaware corporation (“Augusta”), and Waters Technologies Corporation, a Delaware corporation (“WTC”), may offer and sell debt securities, which will be fully and unconditionally guaranteed by Waters and may be fully and unconditionally guaranteed by one or more subsidiaries of Waters identified in this prospectus, from time to time, in one or more offerings. This prospectus provides you with a general description of the securities. The applicable prospectus supplement or free writing prospectus will contain the specific terms of the securities being offered thereby.

Waters, Augusta and WTC may offer and sell these securities to or through underwriters, dealers or agents or directly to one or more purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters, dealers or agents and the terms of the arrangements with any such entities will be stated in the applicable prospectus supplement or free writing prospectus. Our net proceeds from the sale of these securities also will be set forth in the applicable prospectus supplement or free writing prospectus.

Waters’ common stock, par value $0.01 per share (our “common stock”) is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “WAT.” Each prospectus supplement or free writing prospectus will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in these securities involves risks. See “Risk Factors” on page 3 of this prospectus, as well as any risk factors contained in any prospectus supplement and the documents incorporated by reference herein and therein, before you make your investment decision.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 16, 2026.

i

ABOUT THIS PROSPECTUS

Except as otherwise indicated or unless the context otherwise requires, as used in this prospectus, the terms “we,” “us,” “our,” “Company” and “Waters” refer to Waters Corporation and its consolidated subsidiaries, except in the section titled “Description of Securities” where such terms refer only to Waters, Augusta or WTC, as applicable, excluding their respective subsidiaries.

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration statement, we may offer and sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings. The debt securities sold by (i) Waters may be guaranteed by one or more subsidiaries of Waters identified in this prospectus on terms to be determined at the time of the offering, and (ii) Augusta and/or WTC will be guaranteed by Waters and may be guaranteed by one or more subsidiaries of Waters identified in this prospectus on terms to be determined at the time of the offering.

This prospectus provides you with a general description of the securities we may offer and sell. Each time that securities are offered, a prospectus supplement or free writing prospectus containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered. The applicable prospectus supplement or free writing prospectus and any other offering material may also add to, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. Any statement made in this prospectus will be modified or superseded by any inconsistent statement made in a prospectus supplement or free writing prospectus filed after this prospectus. If there is any inconsistency between the information in this prospectus and the information in a prospectus supplement or free writing prospectus, you should rely on the information in the applicable prospectus supplement or free writing prospectus.

We have not authorized anyone else to provide you with different information. We urge you to read both this prospectus and the applicable prospectus supplement or free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We are not making an offer to sell, or soliciting an offer to buy, any of these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus or the applicable prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement or free writing prospectus, as the case may be, or that the information incorporated by reference herein and therein is accurate as of any date other than the date of the relevant report or other document in which such information is contained.

THE COMPANY

Waters Corporation

Waters Corporation, a global leader in analytical instruments and software, has pioneered innovations in chromatography, mass spectrometry and thermal analysis serving life, materials and food sciences for more than 65 years. Waters primarily designs, manufactures, sells and services high-performance liquid chromatography (“HPLC”), ultra-performance liquid chromatography (“UPLC” and together with HPLC, referred to as “LC”) and mass spectrometry (“MS”) technology systems and support products, including chromatography columns, other consumable products and comprehensive post-warranty service plans. These systems are complementary products that are frequently employed together (“LC-MS”) and sold as integrated instrument systems using common software platforms.

Waters’ products are used by pharmaceutical, clinical, biochemical, industrial, nutritional safety, environmental, academic and governmental customers working in research and development, quality assurance and other laboratory applications. LC is a standard technique and is utilized in a broad range of industries to detect, identify, monitor and measure the chemical, physical and biological composition of materials, and to purify a full range of compounds. MS technology, principally in conjunction with chromatography, is employed in drug discovery and development, including clinical trial testing, the analysis of proteins in disease processes (known as “proteomics”), nutritional safety analysis and environmental testing. LC-MS instruments combine a liquid phase sample introduction and separation system with mass spectrometric compound identification and quantification. In addition, Waters designs, manufactures, sells and services thermal analysis, rheometry and calorimetry instruments through its TA Instruments product line. These instruments are used in predicting the suitability and stability of fine chemicals, pharmaceuticals, water, polymers, metals and viscous liquids for various industrial, consumer goods and healthcare products, as well as for life science research. Waters is also a developer and supplier of advanced software-based products that interface with its instruments, as well as other manufacturers’ instruments.

Our principal executive offices are located at 34 Maple Street, Milford, Massachusetts 01757. The telephone number of our principal executive offices is (508) 478-2000. Our Internet website address is www.waters.com. We have included our website address in this prospectus solely as an inactive textual reference and the information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus.

Additional information about Waters is included in our reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information; Incorporation by Reference.”

Trademarks and Trade Names

Waters’ logo and its other registered or common law trademarks, service marks or trade names appearing in this prospectus are the property of Waters. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without a trademark symbol, but such references are not intended to indicate in any way that Waters will not assert, to the fullest extent under applicable law, Waters’ rights or the rights of the applicable licensor to these trademarks, service marks and trade names.

RISK FACTORS

Our business is subject to uncertainties and risks, and investing in our securities involves risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other SEC filings, before investing in our securities. For more information, see the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.” Any prospectus supplement may also include additional risks related to the securities being offered thereby. It is possible that our business, financial condition, liquidity, cash flows, results of operations, reputation and prospects could be materially adversely affected by any of these risks or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial and these risks could result in a partial or complete loss of your investment.

SUBSIDIARY REGISTRANTS

Waters, Augusta and WTC have filed this prospectus with the SEC registering offers and sales of, among other securities, debt securities of (i) Waters, which may be fully and unconditionally guaranteed by Augusta, WTC, TA Instruments – Waters L.L.C., a Delaware limited liability company (“TA”), Waters Asia Limited, a Delaware corporation (“Waters Asia”), Wyatt Technology, LLC, a California limited liability company (“Wyatt”), Accuri Cytometers, Inc., a Delaware corporation (“Accuri”), Augusta Life Sciences US OpCo I LLC, a Delaware limited liability company (“ALS OpCo I”), Augusta Life Sciences US OpCo II LLC, a Delaware limited liability company (“ALS OpCo II”), Augusta Life Sciences US SpinCo LLC, a Delaware limited liability company (“ALS SpinCo”), Cellular Research, Inc., a Delaware corporation (“Cellular”), HandyLab, Inc., a Delaware corporation (“HandyLab”), and PharMingen, a California corporation (“PharMingen”) (collectively, the “Waters Debt Securities Guarantors”), (ii) Augusta, which will be fully and unconditionally guaranteed by Waters and may be fully and unconditionally guaranteed by WTC, TA, Waters Asia, Wyatt, Accuri, ALS OpCo I, ALS OpCo II, ALS SpinCo, Cellular, HandyLab and PharMingen (collectively, the “Augusta Debt Securities Guarantors”), and (iii) WTC, which will be fully and unconditionally guaranteed by Waters and may be fully and unconditionally guaranteed by Augusta, TA, Waters Asia, Wyatt, Accuri, ALS OpCo I, ALS OpCo II, ALS SpinCo, Cellular, HandyLab and PharMingen (collectively, the “WTC Debt Securities Guarantors”), in each case, unless the applicable prospectus supplement or other offering material states otherwise, as described in “Description of Securities-Description of Debt Securities.” Waters owns substantially all of the assets of Augusta, WTC, TA, Waters Asia, Wyatt, Accuri, ALS OpCo I, ALS OpCo II, ALS SpinCo, Cellular, HandyLab and PharMingen and conducts substantially all of its operations through Augusta, WTC, TA, Waters Asia, Wyatt, Accuri, ALS OpCo I, ALS OpCo II, ALS SpinCo, Cellular, HandyLab and PharMingen and its other subsidiaries. Each of WTC, TA, Waters Asia and Wyatt is consolidated into Waters’ financial statements. Augusta became a wholly-owned subsidiary of Waters on February 9, 2026 and will be consolidated into Waters’ financial statements from February 9, 2026 onwards.

Pursuant to Rule 3-10 of Regulation S-X and Rule 12h-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsidiary issuers or guarantors of obligations guaranteed by their parent company and subsidiary guarantors of obligations issued by their parent company are not required to provide separate financial statements, provided that such subsidiary obligors are consolidated into such parent company’s consolidated financial statements, such related parent guarantee is “full and unconditional” and, subject to certain exceptions, the alternative disclosure required by Rule 13-01 of Regulation S-X is provided, which includes narrative disclosure and summarized financial information. Accordingly, separate consolidated financial statements of WTC, TA, Waters Asia and Wyatt have not been presented.

On February 9, 2026, Waters consummated its business combination with the Biosciences and Diagnostic Solutions business (the “BDS Business”) of Becton, Dickinson and Company, which resulted in Augusta, Accuri, ALS OpCo I, ALS OpCo II, ALS SpinCo, Cellular, HandyLab and PharMingen becoming wholly-owned subsidiaries of Waters. Consolidated financial statements of the BDS Business are incorporated by reference into this prospectus from the Current Reports on Form 8-K filed by Waters with the SEC on February 9, 2026 and March 16, 2026. Accordingly, separate consolidated financial statements of Augusta, Accuri, ALS OpCo I, ALS OpCo II, ALS SpinCo, Cellular, HandyLab and PharMingen have not been presented. Furthermore, as permitted under Rule 13-01(a) of Regulation S-X, we have excluded the summarized financial information for Augusta and ALS OpCo II, given that these entities have no material assets, liabilities or operations other than the debt financing activities and their investments in non-guarantor subsidiaries, and our management believes that the inclusion of such information would not provide incremental value to investors.

Summarized Financial Information for Waters Group

The following tables include summarized financial information for Waters, WTC, TA, Waters Asia and Wyatt (the “Waters Group”) after the elimination of intercompany transactions and balances among Waters, WTC, TA, Waters Asia and Wyatt and investments in any subsidiaries of Waters that are not named as registrants in this registration statement (such subsidiaries, the “Waters non-guarantor subsidiaries”). The summarized financial information does not eliminate the effects of these intercompany arrangements and separately presents the net effect of all of the Waters Group’s transactions with Waters non-guarantor subsidiaries for the financial measures presented below.

As of December 31, 2025
(In thousands)
Current assets	$860,509
Intercompany receivables from the Waters non-guarantor subsidiaries	225,366

Total current assets	1,085,875
Noncurrent assets	2,018,476

Total assets	$3,104,351

Current liabilities	$383,938
Intercompany payables to the Waters non-guarantor subsidiaries	86,888

Total current liabilities	470,826
Noncurrent liabilities	1,426,795

Total liabilities	$1,897,621

For the fiscal year ended December 31, 2025
(In thousands)
Revenues, excluding intercompany	$998,754
Revenues from Waters non-guarantor subsidiaries	564,090

Total revenue	$1,562,844
Operating loss, excluding intercompany	$(371,435)
Operating income from Waters non-guarantor subsidiaries	446,198

Total operating income	$74,763
Net loss, excluding intercompany	$(437,310)
Net income from Waters non-guarantor subsidiaries(1)	941,110

Total net income	$503,800

(1)	Includes $495 million of dividend income from Waters non-guarantor subsidiaries for the year ended December 31, 2025.

Summarized Financial Information for Augusta Group

The following tables include summarized financial information for Accuri, ALS OpCo I, ALS SpinCo, Cellular, HandyLab and PharMingen (collectively, the “Augusta Group”) after the elimination of intercompany transactions and balances among Accuri, ALS OpCo I, ALS SpinCo, Cellular, HandyLab and PharMingen and investments in any subsidiaries of Augusta that are not named as registrants in this registration statement (such subsidiaries, the “Augusta non-guarantor subsidiaries”). The summarized financial information does not eliminate the effects of these intercompany arrangements and separately presents the net effect of all of the

Augusta Group’s transactions with Augusta non-guarantor subsidiaries for the financial measures presented below.

	As of December 31, 2025(1)	As of September 30, 2025(1)
	(In thousands)
Current assets	$72,702	$47,474
Noncurrent assets	400,542	550,859
Intercompany receivables from the Augusta non-guarantor subsidiaries	2,799,127	2,807,216

Total noncurrent assets	3,199,669	3,358,075

Total assets	$3,272,371	$3,405,549

Current liabilities	$21,121	$44,002
Noncurrent liabilities	185,185	188,441
Intercompany payables to the Augusta non-guarantor subsidiaries	2,206,264	2,218,146

Total noncurrent liabilities	2,391,449	2,406,587

Total liabilities	$2,412,570	$2,450,589

	For the three months ended December 31, 2025(1)	For the twelve months ended September 30, 2025(1)
	(In thousands)
Revenues, excluding intercompany	$2,568	$9,750
Revenues from Augusta non-guarantor subsidiaries	24,952	99,467

Total revenue	$27,520	$109,217
Operating loss, excluding intercompany	$(23,575)	$(97,358)
Operating income from Augusta non-guarantor subsidiaries	25,598	141,747

Total operating income	$2,023	$44,389
Net loss, excluding intercompany	$(24,222)	$(107,922)
Net income from Augusta non-guarantor subsidiaries	25,598	141,747

Total net income	$1,376	$33,825

(1)

The financial information related to the Augusta Group is disclosed as of December 31, 2025 and September 30, 2025, and for the three months ended December 31, 2025 and the twelve months ended September 30, 2025. The BDS Business’ last fiscal year ended on September 30, 2025 and the BDS Business’ last reportable fiscal period began on October 1, 2025 and ended on December 31, 2025.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus may contain, “forward-looking statements” as that term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. You can identify these forward-looking statements by the use of the words “feels”, “believes”, “anticipates”, “plans”, “expects”, “may”, “will”, “would”, “intends”, “suggests”, “appears”, “estimates”, “projects”, “should” and similar expressions, whether in the negative or affirmative. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the control of the Company, including, and without limitation:

•	certain risks related to the acquisition of the BDS Business, including, without limitation:

•

failure to realize the anticipated benefits of the acquisition of the BDS Business, including as a result of delay in integrating the businesses of the Company and SpinCo, on the expected timeframe or at all;

•	the ability of the combined company to implement its business strategy and achieve revenue and cost synergies;

•	foreign currency exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results, particularly when a foreign currency weakens against the U.S. dollar;

•

current global economic, sovereign and political conditions and uncertainties; the effect of new or proposed tariff or trade regulations, as well as other new or changed domestic and foreign laws, regulations and policies (or new interpretations thereof); inflation and interest rates; the impacts and costs of war, in particular as a result of the ongoing conflicts between Russia and Ukraine and in the Middle East; and the possibility of further escalation resulting in new geopolitical and regulatory instability;

•

economic conditions in China, trade tensions and tariffs between the U.S. and China and their impact on our business, increased competition from local and international competitors in China, the Chinese government’s ongoing tightening of restrictions on procurement by government-funded customers and other regulatory and other challenges and uncertainties in the Chinese market;

•	the Company’s ability to access capital, maintain liquidity and service the Company’s debt in volatile market conditions;

•

changes in timing and demand for the Company’s products among the Company’s customers and various market sectors, particularly as a result of fluctuations in their expenditures or ability to obtain funding;

•	the ability to realize the expected benefits related to the Company’s various cost-saving initiatives, including workforce reductions and organizational restructurings;

•	the introduction of competing products by other companies and loss of market share, as well as pressures on prices from competitors and/or customers;

•	changes in the competitive landscape as a result of changes in ownership, mergers and continued consolidation among the Company’s competitors;

•	regulatory, economic and competitive obstacles to new product introductions, lack of acceptance of new products and inability to grow organically through innovation;

•	rapidly changing technology and product obsolescence;

•	the risks related to the development, deployment and use of artificial intelligence (“AI”);

•	a failure to timely and effectively use AI and embed it into new product offerings and services that negatively impacts our competitiveness;

•

risks associated with previous or future acquisitions, strategic investments, joint ventures and divestitures, including risks associated with achieving the anticipated financial results and operational synergies, contingent purchase price payments and expansion of our business into new or developing markets;

•	risks associated with unexpected disruptions in operations, including risks associated with our transition to a new ERP system;

•	risks related to any public health crisis or pandemic, climate change, severe weather and geological conditions or events or other events beyond our control;

•	failure to adequately protect the Company’s intellectual property, infringement of intellectual property rights of third parties and inability to obtain licenses on commercially reasonable terms;

•	the Company’s ability to acquire adequate sources of supply and its reliance on outside contractors for certain components and modules, as well as disruptions to its supply chain;

•	risks associated with third-party sales intermediaries and resellers;

•

the impact and costs of changes in statutory or contractual tax rates in jurisdictions in which the Company operates as well as shifts in taxable income among jurisdictions with different effective tax rates, the outcome of ongoing and future tax examinations and changes in legislation affecting the Company’s effective tax rate;

•	the Company’s ability to attract and retain qualified employees and management personnel;

•

risks associated with cybersecurity and our information technology infrastructure, including attempts by third parties, both private and state-sponsored, to defeat the information security measures of the Company or its third-party partners and gain unauthorized access to sensitive and proprietary Company products, services, systems, or data;

•	risks associated with compliance with data privacy and information security laws and regulations regarding the collection, transmission, storage and use of personally identifying information;

•

increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others, and in connection with government contracts;

•

regulatory, environmental and logistical obstacles affecting the distribution of the Company’s products, completion of purchase order documentation and the ability of customers to obtain letters of credit or other financing alternatives;

•	risks associated with litigation and other legal and regulatory proceedings;

•	the impact and costs incurred from changes in accounting principles and practices; and

•	other risk factors detailed from time to time in the Company’s reports filed with the SEC.

You should also carefully read the factors described under “Risk Factors” and in other cautionary statements in this prospectus, any related prospectus supplement and free writing prospectus, and in our most recent Annual Report on Form 10-K filed with the SEC and our other filings with the SEC that are incorporated by reference into this prospectus and any prospectus supplement that we may provide to you in connection with an offering of the securities described in this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from those expressed in forward-looking statements.

Any forward-looking statements in this prospectus are based upon information available to the Company as of the date of this prospectus and, while believed to be true when made, may ultimately prove to be incorrect. Similarly, forward-looking statements that are incorporated by reference herein are based on information available to the Company as of the date such statements were made and while also believed to be true when made, may prove to be incorrect in the future. Subject to any obligations under applicable law, the Company does not undertake any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities that we may offer from time to time under this prospectus for general corporate purposes, unless otherwise specified in any applicable prospectus supplement relating to a particular offering.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the securities that (i) Waters may offer and sell from time to time, including common stock, preferred stock, debt securities (which may be fully and unconditionally guaranteed by one or more subsidiaries of Waters identified in this prospectus, unless the applicable prospectus supplement or other offering material states otherwise), warrants, stock purchase contracts and stock purchase units, and (ii) Augusta and WTC may offer and sell from time to time, consisting of debt securities, which will be fully and unconditionally guaranteed by Waters and may be fully and unconditionally guaranteed by one or more subsidiaries of Waters identified in this prospectus, unless the applicable prospectus supplement or other offering material states otherwise. These summary descriptions are not meant to be complete descriptions of each security. Certain specific terms of any security to be issued pursuant hereto will be set forth in a related prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Second Amended and Restated Certificate of Incorporation, as amended (our “Certificate”), and our Amended and Restated Bylaws (our “Bylaws”), which are filed as exhibits 3.1 and 3.2 to this prospectus, respectively, and incorporated by reference herein. The summary below is also qualified by provisions of applicable law.

In this description, all references to “we,” “us,” “our” or the “Company” refer only to Waters and not to any of its subsidiaries.

As of the date hereof, our authorized capital stock consists of 400,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock. As of February 19, 2026, there were 98,101,871 shares of our common stock and no shares of our preferred stock issued and outstanding. All of our issued and outstanding shares of common stock are fully paid and non-assessable.

Common Stock

Our common stock is registered under Section 12 of the Exchange Act and is listed on the NYSE under the symbol “WAT.”

The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Our Bylaws provide that a nominee for director will be elected by the affirmative vote of a majority of the votes cast with respect to such nominee; however, if the number of nominees exceeds the number of directors to be elected, the directors will be elected by affirmative vote of a plurality of the votes cast.

Dividend Rights

Subject to the rights of holders of any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors (the “Board of Directors”) in its discretion out of funds legally available for the payment of dividends.

Liquidation Rights

Subject to the rights of holders of any outstanding shares of preferred stock, holders of our common stock will share ratably in all assets legally available for distribution to our stockholders in the event of dissolution.

Preferred Stock

Under our Certificate, our Board of Directors is authorized, without further action by our stockholders, to issue up to 5,000,000 shares of our preferred stock, par value $0.01 per share, in one or more series, to establish the number of shares to be included in each such series and to fix the designations, powers, preferences and rights of the shares of each series and the qualifications, limitations and restrictions thereof. We may amend from time to time the Certificate to increase the number of authorized shares of preferred stock. Any such amendment would be approved by a majority of the votes cast by a quorum of our stockholders represented in person or by proxy at a stockholder meeting.

Certain specific terms of any preferred stock that we offer in the future will be described in the applicable prospectus supplement relating to that preferred stock. Investors are urged to carefully review the terms contained in such prospectus supplement, as well as the amendment to our Certificate establishing such terms that we file with the Secretary of State of the State of Delaware and the SEC. Those terms may include:

•	the title and liquidation preference per share of the preferred stock and the number of shares offered;

•	the initial aggregate offering price of the preferred stock;

•

the dividend rate (or method of calculation), the dates on which dividends will be payable, whether dividends shall be cumulative and, if so, the date from which the dividends will begin to accumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	any conversion rights applicable to the preferred stock;

•	the voting rights, if any, of the preferred stock;

•	material federal income tax considerations; and

•	any additional dividend, liquidation, conversion and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

Voting Rights

Except as indicated in the applicable prospectus supplement or as otherwise from time to time required by law, the holders of preferred stock will have no voting rights.

Dividend Rights

The preferred stock will have a preference over the common stock as to the payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation) on the common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation shall be declared and set apart for payment or paid, the holders of shares of each series of preferred stock (unless otherwise set forth in the applicable prospectus supplement) will be entitled to receive dividends when, as and if declared by the Board of Directors or, if dividends are cumulative, full cumulative dividends for the current and all prior dividend periods. We will pay those dividends either in cash, shares of preferred stock, or otherwise, at the rate and on the date or dates set forth in the applicable prospectus supplement. The applicable prospectus supplement will indicate the relative ranking of the particular series of the preferred stock as to the payment of dividends, as compared with then-existing and future series of preferred stock.

Liquidation Rights

The preferred stock of each series will be preferred over the common stock and other stock ranking junior to that series of preferred stock as to assets, so that the holders of that series of preferred stock (unless otherwise set forth in the applicable prospectus supplement) will be entitled to be paid, upon our voluntary or involuntary liquidation, dissolution or winding up, before any distribution is made to the holders of common stock and other stock ranking junior to that series of preferred stock, the amount set forth in the applicable prospectus supplement. The applicable prospectus supplement will indicate the relative ranking of the particular series of the preferred stock upon liquidation, as compared with then-existing and future series of preferred stock.

Anti-takeover Effects of the Delaware General Corporation Law (the “DGCL”) and Our Certificate and Our Bylaws

Our Certificate and our Bylaws contain certain provisions that may discourage, delay, or prevent a change in our management or control over us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the Board of Directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they may also discourage acquisitions that some stockholders may favor.

No Stockholder Action by Written Consent

Our Certificate provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent in lieu of a meeting.

Special Meeting of Stockholders and Advance Notice Requirements for Stockholder Proposals

Our Certificate and Bylaws provide that a special meeting of our stockholders may only be called by the Board of Directors, the Chairman of the Board of Directors or our President and Chief Executive Officer, or by the Chairman of the Board of Directors, our President and Chief Executive Officer or our Secretary at the request in writing of stockholders holding at least fifty percent (50%) of the number of shares of common stock outstanding and entitled to vote at such meeting.

Our Bylaws provide that nominations of persons for election to our Board of Directors and the proposal of any other business to be considered by our stockholders, may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for such purpose, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) by any stockholder of the Corporation who (A) is a stockholder of record on the date of the giving of the notice required by our Bylaws, on the record date for the determination of stockholders entitled to vote at such meeting and at the time of the meeting, (B) is entitled to vote at such meeting and (C) who complies with the notice procedures set forth in our Bylaws, or (c) solely with respect to nominations of persons for election to our Board of Directors, by an Eligible Stockholder (as defined in our Bylaws) whose Stockholder Nominee (as defined in our Bylaws) is included in our proxy materials for the annual meeting pursuant to our Bylaws. In addition to any other applicable requirements, for a nomination to be made or other business to be properly brought before an annual or special meeting by a stockholder pursuant to our Bylaws, such stockholder must give timely notice of any such proposal in proper written form to our Secretary. To be timely, a stockholder’s notice must be delivered to the Secretary (i) in the case of an annual meeting, not earlier than the close of business on the 120th calendar day prior to the first anniversary of the date of the preceding year’s annual meeting nor later than the close of business on the 90th calendar day prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 70 calendar days after the anniversary date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to the date of such annual meeting and not later than the close of business on the later of the 90th calendar day prior to the date of such annual meeting or the tenth calendar day following the calendar day on which we first make public announcement of the date of such meeting; and (ii) in the case of a special meeting of stockholders, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of an annual or a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Requirements for Removal and Interim Election of Directors

The stockholders may, at any special meeting the notice of which states that it is called for that purpose, remove, with or without cause, any director and fill the vacancy, provided that if any director was elected by the holders of any class of stock voting separately as a class under the provisions of the Certificate, such director may be removed and the vacancy filled only by the holders of that class of stock voting separately as a class. Vacancies caused by any such removal and not filled by the stockholders at the meeting at which such removal was made, or any vacancy caused by the death or resignation of any director or for any other reason, and any newly created directorship resulting from any increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by sole remaining director, and any director so elected to fill any such vacancy or newly created directorship will hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

In the case of the resignation of a director, a majority of the directors then in office, including those who have so resigned, will have power to fill such vacancy and the vote will take effect when such resignation becomes effective, and each director so chosen will hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

Amendment to Certificate of Incorporation and Bylaws

Our Bylaws may be amended or repealed, or new bylaws may be adopted, by our Board of Directors at any regular or special meeting by the affirmative vote of a majority of all of the members of the Board of Directors, provided, in the case of any special meeting at which all of the members of the Board of Directors are not present, that the notice of such meeting shall have stated that the amendment of the Bylaws was one of the purposes of the meeting. Our Bylaws may be altered, amended or repealed and other bylaws may be adopted by the holders of a majority of the total outstanding stock of the Corporation entitled to vote at any annual meeting or special meeting, provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.

Any provision of our Certificate may be amended or repealed from time to time and at any time in the manner prescribed by the laws of the state of Delaware. The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment.

Exclusive Jurisdiction of Certain Actions

Unless we consent in writing to the selection of an alternative forum, our Bylaws require that the Court of Chancery of the State of Delaware, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of fiduciary duty owed by, or other wrongdoing by, any of our directors, officers, employees or agents to us or to our stockholders, creditors or other constituents, or a claim of aiding and abetting any such breach of fiduciary duty, (c) any action asserting a claim against us or any of our directors or other employees arising pursuant to any provision of the DGCL or our Certificate or Bylaws, (d) any action to interpret, apply, enforce or determine the validity of our Certificate or Bylaws, (e) any action asserting a claim against us or any of our directors or officers or other employees governed by the internal affairs doctrine, or (f) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. Such exclusive forum provision shall not apply to any action or proceeding asserting a claim under the Securities Act, or the Exchange Act. Further, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against us or any of our directors or officers. Although we believe this provision benefits the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors, officers, employees or agents.

Authorized but Unissued Shares

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE. Our Board of Directors may issue shares of preferred stock in one or more series, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of the share of each such series, and any qualifications limitations, or restrictions thereof. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued common stock and preferred stock could make more difficult, or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger, or otherwise.

Limitations on Liability and Indemnification of Directors and Officers

Under the DGCL, a corporation may adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or an officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except liability for the following: (i) breaches of the director’s duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) transactions in which the director received an improper personal benefit.

Our Certificate provides that no director or officer of Waters shall be liable to Waters or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

Any amendment to, or repeal of, the applicable provisions of the DGCL will not eliminate or reduce the effect of such exculpation provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors and officers of corporations, then the personal liability of our directors and officers will be further limited to the greatest extent permitted by the DGCL.

The DGCL permits a corporation to indemnify a person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding because such person is or was an officer, director, employee or agent of the corporation, or serves or served, at the request of the corporation, as director or officer of another entity. The DGCL permits a corporation to indemnify an officer, director, employee or agent for fines, judgments or settlements, as well as for expenses, in the context of actions other than derivative actions, if such person acted in good faith and reasonably believed that such person’s actions were in, or not opposed to, the best interests of the corporation and, in a criminal proceeding, if such person had no reasonable cause to believe that such person’s conduct was unlawful.

Our Certificate provides that Waters may indemnify any current or former director, officer, employee, fiduciary, or agent of Waters (or any person serving in such capacities for another corporation at the request of Waters, including service with respect to employee benefit plans) who is or is threatened to be made a party to any civil, criminal, administrative, or investigative proceeding, to the fullest extent permitted by the DGCL. Such indemnification will include all expenses, liabilities, and losses, including attorneys’ fees, and will extend to the heirs, executors, and administrators of such indemnified person.

Indemnification is permitted only if the related proceeding giving rise to the claim for indemnification was authorized by the Board of Directors. However, if Waters does not respond to a request for indemnification within sixty days after a determination of entitlement to indemnification, the request is deemed approved. The right to indemnification is considered a contractual right and includes the right to advancement of expenses incurred in defending any proceeding, prior to its final resolution. These rights continue to be available to individuals who have ceased to be a director, officer, employee, or agent of Waters, and inure to the benefit of the heirs and personal representatives of such a person.

If Waters denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by our Certificate shall be enforceable by the director or officer in any court of competent jurisdiction.

Any amendment to, or repeal of, the applicable provisions of the DGCL will not eliminate or reduce the effect of such indemnification provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on indemnification of directors and officers of corporations, then the indemnification of our directors and officers will be further limited to the greatest extent permitted by the DGCL.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the NYSE under the symbol “WAT.”

United States Federal Income Tax Consequences

United States federal income tax consequences and special considerations, if any, applicable to any shares of common stock or preferred stock will be described in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES

In this description, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that Waters, Augusta or WTC, as applicable, may issue from time to time, and “we,” “us” and “our” refer to Waters, Augusta or WTC, as applicable, and not to any of their respective subsidiaries, as the issuer of the applicable series of debt securities.

Unless otherwise specified in the applicable prospectus supplement, debt securities of Waters will be issued in one or more series under an indenture, to be entered into between Waters and one or more trustees, a form of which will be filed as an exhibit to the registration statement of which this prospectus is a part, debt securities of WTC will be issued in one or more series under an indenture, to be entered into among WTC, Waters and one or more trustees, a form of which will be filed as an exhibit to the registration statement of which this prospectus is a part, and debt securities of Augusta will be issued in one or more series under an indenture, to be entered into among Augusta, Waters and one or more trustees, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part. The following summary of provisions of the indentures do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable indenture, including definitions therein of certain terms and the provisions made part thereof by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The applicable indenture governing the notes issued by Waters, Augusta or WTC, as applicable, is referred to as the “indenture” in this description, and the applicable trustee for the notes issued by Waters, Augusta or WTC, as applicable, is referred to as the “trustee” in this description.

The following description briefly summarizes certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general terms and provisions described below may apply to such debt securities will be described in the applicable prospectus supplement. The terms of the debt securities will include those set forth in the indenture and the applicable supplemental indenture, if any, and those made a part of the indenture by the Trust Indenture Act. You should read the description below, the applicable prospectus supplement and the provisions of the indenture and the applicable supplemental indenture, if any, in their entirety before investing in any of the debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding terms and provisions of the indenture, any applicable supplemental indenture and any debt securities are summaries thereof, do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any such supplements and debt securities, including the definitions therein of certain terms.

Unless otherwise stated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities will describe the specific terms of such debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless otherwise stated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

General

The debt securities will be unsecured general obligations of Waters, Augusta or WTC, as applicable. The indebtedness represented by the debt securities will rank equally and pari passu with all other unsecured and unsubordinated indebtedness of Waters, Augusta or WTC, as applicable. The debt securities may be issued in one or more series, and unless otherwise provided, a series may be reopened for the issuance of additional debt securities of such series. Also, a single series may be issued at various times with different maturity dates, different interest rates and different dates from which interest accrues. One or more series of debt securities may be issued with the same or various maturities at par or at a discount. Debt securities bearing no interest or interest at a rate which at the time of issuance is below the market rate (“original issue discount securities”) will be sold at a discount below their stated principal amount. This discount may be substantial.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies.

The prospectus supplement relating to a series of debt securities will include certain specific terms, including some or all of the following:

•	the issuer and the title of the debt securities;

•	the aggregate principal amount of the debt securities and any limit thereon;

•	the price or prices at which such debt securities will be sold;

•	the date or dates on which the principal and premium, if any, of the debt securities will be payable or the method used to determine those dates;

•

any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments, or the method used to determine any of the foregoing;

•	any foreign currency, currencies or currency units in which payments on the debt securities will be payable and the manner for determining the equivalent amount in U.S. currency;

•	any provisions for payments on the debt securities in one or more currencies or currency units other than those in which the debt securities are stated to be payable;

•	any provisions that would determine payments on the debt securities by reference to an index, formula or other method;

•

the place or places where payments on the debt securities will be payable, the debt securities may be presented for registration of transfer or exchange, and notices and demands to or upon us relating to the debt securities may be made;

•	certain provisions related to the redemption, purchase, exchange or repayment of the debt securities;

•

any provisions that would allow or obligate us to redeem, purchase or repay the debt securities prior to their maturity pursuant to any sinking fund or analogous provision or at the option of the holder;

•

whether the debt securities of the series will be convertible into or exchangeable for other debt securities, capital stock or other securities of any kind of the issuer or another person, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at the issuer’s option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

•

if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities and the form of any legend or legends which will be borne by any such global securities, and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof and any other provisions governing exchanges or transfers of such global security;

•	the date of which any global securities of any series shall be dated if other than the original issuance of the first debt securities of the series to be issued;

•	the denominations in which we will issue the debt securities, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•	the portion of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated, if other than the entire principal amount;

•	if issued as original issue discount securities, the amount of discount;

•	the applicability of the provisions described below under “— Satisfaction and Discharge” or such other means of satisfaction or discharge;

•

any variation of the defeasance and covenant defeasance sections of the indenture and the manner in which our election to defease the debt securities will be evidenced, if other than by a board resolution;

•	the appointment of any paying agents or agents, security registrar or authenticating agent for the debt securities;

•

any deletion from or addition to or change in the events of default for the debt securities and any change in the rights of the trustee or the holders of the debt securities arising from an event of default including, among others, the right to declare the principal amount of the debt securities due and payable;

•	any deletion from or modification of or addition to the covenants applicable to the particular debt securities being issued;

•	whether the debt securities of the series will be guaranteed and the terms and conditions upon which those debt securities will be guaranteed;

•	any restriction or condition on the transferability of the debt securities;

•	any subordination provisions and related definitions in the case of debt securities that are subordinated in right of payment to the prior payment of any other indebtedness;

•	any additions or changes to the indenture necessary to issue the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

the material U.S. federal income tax considerations applicable to the debt securities, including the material federal income tax consequences and other special considerations applicable to original issue discount securities;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events; and

•	any other terms of the debt securities and, if applicable, the guarantees thereof.

Guarantees

Unless otherwise described in the applicable prospectus supplement, (i) the debt securities issued by Waters may be fully and unconditionally guaranteed by the Waters Debt Securities Guarantors, (ii) the debt securities issued by Augusta will be fully and unconditionally guaranteed by Waters and may be fully and unconditionally guaranteed by the other Augusta Debt Securities Guarantors, and (iii) the debt securities issued by WTC will be fully and unconditionally guaranteed by Waters and may be fully and unconditionally guaranteed by the other WTC Debt Securities Guarantors. The obligations of the applicable Guarantors under their respective guarantees will be limited as necessary to prevent such guarantees from constituting a fraudulent conveyance under applicable law.

Events of Default

The indenture defines an “event of default” with respect to any series of debt securities. Unless we state otherwise in the prospectus supplement, each of the following will be an event of default under the indenture for any series of debt securities:

•

our failure to pay interest on any of the debt securities of that series when due and payable, and continuance of the default for a period of 30 days (unless the entire amount of such payment is deposited by us or, if applicable, a Guarantor with the trustee or with a paying agent prior to 11:00 a.m., New York City time, on the 30th day of such period);

•	our failure to pay principal or premium, if any, on any of the debt securities of that series when due;

•

our or, if applicable, any applicable Guarantor’s failure to perform, or our or, if applicable, any applicable Guarantor’s breach, of any covenant in the indenture in respect of that series, other than a covenant for which there are other consequences of breach or nonperformance or a covenant included in the indenture solely for the benefit of another series of debt securities, and continuance of that failure or breach, without that failure or breach having been cured or waived, for a period of 90 days after the trustee gives notice to us or, in the case of notice by the holders, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series give notice to us and the trustee, specifying the default or breach, requiring it to be remedied and stating that such notice is a “notice of default” under the indenture;

•

the guarantee of Waters or any Significant Subsidiary (as defined in the indenture) with respect to any series of debt securities is held in any judicial proceeding to be unenforceable or invalid or, except as permitted by the indenture, ceases for any reason to be in full force and effect, or Waters or any Significant Subsidiary denies or disaffirms its obligations under its guarantee with respect to the debt securities of such series in writing, in each case other than by reason of release pursuant to the terms of the indenture or the terms of any other documents with respect to such series of debt securities;

•	specified events involving the issuer’s or, if applicable, Waters or any Significant Subsidiary’s bankruptcy, insolvency or reorganization; or

•	any other event of default we may provide for that series of debt securities.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. The indenture will provide that, within 90 days after the occurrence of any default with respect to a series of debt securities that a responsible officer of the trustee has actual knowledge, the trustee will send to all holders of debt securities of that series notice of the default, unless the default has been cured or waived. However, the indenture will provide that the trustee may withhold notice of a default with respect to a series of debt securities, except a default in payment of principal, premium, if any, or interest, if any, if the trustee in good faith determines that doing so is in the interest of the holders of the debt securities of the applicable series. In the case of a default in the performance, or breach, of any covenant or warranty in the indenture or in respect of a series of debt securities, no notice will be given until at least 30 days after the occurrence of the default or breach.

The indenture will provide that if an event of default, other than an event of default relating to events of bankruptcy, insolvency or reorganization, with respect to a series of debt securities occurs and is continuing, either the trustee or the holders of no fewer than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of, or such lesser amount as may be provided for with respect to debt securities of that series, and accrued and unpaid interest, if any, on the debt securities of that series to be due and payable immediately by a notice in writing to us (or to the trustee if given by the holders), and upon any such declaration, such principal or such lesser amount, as the case may be, and such accrued and unpaid interest will become immediately due and payable. The indenture will also provide that if an event of default relating to events of bankruptcy, insolvency or reorganization with respect to a series of debt securities occurs then the principal of, and accrued and unpaid interest, if any, on, all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities. However, upon specified conditions, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may rescind and annul an acceleration of the debt securities of that series and its consequences.

Any time period in the indenture to cure any actual or alleged default or event of default may be extended or stayed by a court of competent jurisdiction. A notice of default may not be given with respect to any action taken and reported publicly or to the holders of the debt securities of the applicable series more than two years prior to such notice of default.

Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an event of default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities unless those holders have offered, and if requested, provided to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that may be incurred by taking such action.

Subject to this requirement, holders of a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to the debt securities of that series.

The indenture will require the Company, within 120 days after the end of the Company’s fiscal year, to furnish to the trustee a statement as to compliance with the indenture.

Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and to institute suit for the enforcement of those payments, and this right will not be impaired without the consent of the holder.

Modification and Waivers

The indenture will permit us and the trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of a series affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities or the rights of the holders of the debt securities under the indenture. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment, among other things:

•

change the stated maturity of the principal of or any installment of principal of or interest, if any, on the debt securities, or reduce the principal amount thereof or the rate (or modify the calculation of such rate) of interest thereon, or reduce the amount payable upon redemption thereof at our option, or reduce the amount of the principal of any original issue discount security that would be due and payable upon a declaration of acceleration of the maturity pursuant to the indenture;

•

adversely affect a holder’s right to receive payment of the principal of and interest on any security on the stated maturity (including any interest payment date) thereof or impair the right to institute suit to enforce such payment on or after the stated maturity (including any interest payment date) of the debt securities, in each case as such stated maturity (including any interest payment date) may, if applicable, be extended in accordance with the terms of such debt securities, or, in the case of redemption at the option of the Company, on or after the redemption date;

•	change the currency in which the principal of, any premium or interest on, any debt security is payable;

•

reduce the percentage in principal amount of outstanding debt securities whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the indenture or certain defaults under the indenture and their consequences; or

•

make certain modifications to the provisions for modification of the indenture and for certain waivers, except to increase the principal amount of outstanding debt securities necessary to consent to any such change.

The indenture also contains provisions permitting us and the trustee, without the consent of the holders of the debt securities, to modify or amend the indenture, among other things:

•	to convey, transfer, assign, mortgage or pledge to the trustee as security for all or any series of debt securities any property or assets that we may desire;

•

to evidence the succession of another corporation to the applicable issuer or any guarantor of the debt securities or its successors, as applicable, and the assumption by the successor corporation of the covenants, agreements and obligations of the applicable issuer or any guarantor of all or any series of debt securities, as applicable;

•

to add to or modify our covenants and agreements to those included in the indenture for the protection of holders of debt securities (and if such covenants, agreements, restrictions or conditions are to be for the benefit of fewer than all series of debt securities, stating that such covenants, agreements, restrictions or conditions are expressly being included solely for the benefit of such series);

•

to add or modify the events of default for the benefit of the holders of debt securities (and if such additional or modified events of default are to be for the benefit of fewer than all series of debt securities, stating that such additional or modified events of default are expressly being included solely for the benefit of such series);

•	to prohibit the authentication and delivery of additional series of debt securities under the indenture;

•	to cure any ambiguity, omission, mistake, defect or inconsistency;

•

to make such other provisions in regard to matters or questions arising under the indenture as are not inconsistent with the provisions of the indenture or any supplemental indenture; provided that such action shall not adversely affect the rights of any holders of debt securities of any series in any material respect;

•

to establish the form and terms of debt securities of any series issued under the indenture, or to authorize the issuance of additional debt securities of a series previously authorized or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the debt securities of any series, as set forth in the indenture, or other conditions, limitations or restrictions thereafter to be observed;

•

to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series or to add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to delete, amend or supplement any provision contained herein or in any supplemental indenture (which deletion, amendment or supplement may apply to one or more series of debt securities or may apply to the indenture generally, including the amendment and restatement the indenture), provided that such amendment or supplement does not (i) apply to any debt security of any series then outstanding created or issued prior to the date of the supplemental indenture pursuant to which such deletion, amendment or supplement, as the case may be, is made and entitled to the benefit of such provision deleted, amended or supplemented by such supplemental indenture or (ii) adversely modify the rights of the holder of any such debt security;

•

to add guarantors or co-obligors for the benefit of the debt securities of all or any series or to release guarantors from their guarantees of the debt securities in accordance with the terms of the applicable series of debt securities;

•

to evidence or facilitate the release, termination, defeasance or discharge of a guarantee of the debt securities of all or any series when such release, termination, defeasance or discharge is permitted under the indenture;

•	to secure the debt securities or guarantees of all or any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to comply with the Trust Indenture Act or maintain the qualification of the indenture under the Trust Indenture Act; or

•	to conform the provisions of the indenture and the debt securities or any related guarantees to the description thereof contained in this prospectus and any related prospectus supplement.

The holders of a majority in aggregate principal amount of the outstanding debt securities may waive our compliance with some of the restrictive provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of debt securities, waive any past default under the indenture with respect to the debt securities and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on the debt securities or a default in respect of a covenant or provision which cannot be modified or amended without the consent of each holder of each outstanding debt security so affected.

Satisfaction and Discharge

Upon our direction, the indenture will cease to be of further effect with respect to any debt security specified, subject to the survival of specified provisions of the indenture, and we will be deemed to have been satisfied and discharged from our obligations with respect to such debt securities and any applicable Guarantor of such debt securities shall be automatically discharged, released from and relieved of all of its obligations under its guarantee of such debt securities, when:

•

either: (i) all debt securities issued under the indenture, subject to exceptions, have been delivered to the trustee for cancellation; or (ii) all debt securities issued under the indenture have become due and payable, will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in the currency in which the debt securities are payable, or, in the case of any debt securities denominated in U.S. dollars, direct or indirect obligations of the U.S. or, in the case of any debt securities denominated in a foreign currency, direct or indirect obligations of a government or governments in the confederation that issued such foreign currency (“government obligations”), or a combination thereof, as applicable, in an amount sufficient to pay and discharge the entire indebtedness on the debt securities which have not been delivered to the trustee for cancellation, including the principal, premium, if any, and interest, if any, to the date of the deposit, if the debt securities have become due and payable, or to the maturity or redemption date of the debt securities, as the case may be;

•	we have paid all other sums payable under the indenture with respect to the outstanding debt securities issued under the indenture; and

•	the trustee has received each officer’s certificate and opinion of counsel called for by the indenture.

Defeasance and Covenant Defeasance

We may elect with respect to debt securities of any series issued under the indenture either:

•	to defease and be discharged from all of our obligations with respect to the outstanding debt securities of such series (“defeasance”), except for, among other things,

•	the obligation to register the transfer or exchange of debt securities of such series,

•	the obligation to replace temporary or mutilated, destroyed, lost or stolen debt securities of such series,

•	the obligation to maintain an office or agency in respect of debt securities of such series, and

•	the obligation to hold monies for payment in trust; or

•

to be released from our obligations, and any Guarantors to be released from their obligations, with respect to debt securities of any series under specified covenants in the indenture, and any omission to comply with those obligations will not constitute a default or an event of default with respect to debt securities of such series (“covenant defeasance”), in either case upon the irrevocable deposit by us with the applicable trustee at the time that we make such election, in trust for that purpose, of an amount in the currency in which the debt securities are specified as payable and/or government obligations (determined on the basis of the currency in which such debt securities are then specified as payable) which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal, premium, if any, and interest, if any, on the due dates for those payments.

The defeasance or covenant defeasance described above will only be effective if, among other things:

•	in the case of defeasance, we will have delivered to the trustee an opinion of counsel, subject to customary assumptions and exclusions, confirming that:

•	we have received from or there has been published by the Internal Revenue Service a ruling, or

•	since the date of the indenture there has been a change in applicable U.S. federal income tax law,

•

in either case to the effect that, and based on this ruling or change in law, the opinion of counsel will confirm that the beneficial owners of debt securities of a series then outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•

in the case of covenant defeasance, we will have delivered to the trustee an opinion of counsel, subject to customary assumptions and exclusions, to the effect that the beneficial owners of the debt securities then outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•	the trustee has received each officer’s certificate and opinion of counsel called for by the indenture;

•

if the cash and/or government obligations deposited are sufficient to pay the principal of, and premium, if any, and interest, if any, with respect to the debt securities provided the debt securities are redeemed on a particular redemption date, we will have given the trustee irrevocable instructions to redeem the debt securities on that date and to provide notice of such redemption to holders of such debt securities as provided in or pursuant to the indenture;

•

no event of default or default (other than that resulting from borrowing funds to be applied to make the irrevocable deposit described above and the granting of any liens in connection therewith) will have occurred and be continuing on the date of the deposit into trust, and, solely in the case of defeasance, no event of default or default with respect to the applicable debt securities for specified events involving our bankruptcy, insolvency or reorganization will have occurred and be continuing on the date of the irrevocable deposit described above; and

•

upon the defeasance or covenant defeasance of the Company’s obligations with respect to the debt securities of any series, each applicable Guarantor of the debt securities of such series shall be automatically released from and relieved of all of its obligations under its guarantee of the debt securities of such series, and the trustee, at the expense of the Company, shall execute proper instruments acknowledging such release and relief with respect to each applicable Guarantor.

In the event covenant defeasance is effected with respect to the debt securities of any series and the debt securities of such series are declared due and payable because of the occurrence of any event of default other than an event of default with respect to the covenants as to which covenant defeasance has been effected, which would no longer be applicable to the debt securities after covenant defeasance, the amount of monies and/or government obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that event of default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

Book-Entry Securities

Unless otherwise indicated in the prospectus supplement, the debt securities will be issued in the form of one or more fully registered global notes that will be deposited with, or on behalf of, The Depository Trust

Company (“DTC”), as the depositary, and registered in the name of Cede & Co., DTC’s nominee, or such other name as may be requested by an authorized representative of DTC.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, will undertake to perform only those duties as are specifically set forth in the indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of its own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered, and if requested, provided security and indemnity satisfactory to it against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

Governing Law

The indentures, the debt securities and any related guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

The applicable Guarantors will guarantee, fully and unconditionally, the due and punctual payment of the principal of, premium, if any, and interest on one or more series of debt securities issued by Waters, Augusta or WTC, as applicable, whether at maturity, by acceleration, redemption, repurchase or otherwise, in accordance with the terms of the applicable guarantee and the applicable indenture. The specific terms of such guarantee will be set forth in the prospectus supplement with respect to the offering of the guaranteed debt securities.

DESCRIPTION OF WARRANTS

In this description, all references to “we,” “us,” “our” or the “Company” refer only to Waters and not to any of its subsidiaries.

General

We may issue debt warrants for the purchase of debt securities or stock warrants for the purchase of preferred stock or common stock.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, including the forms of certificates representing the warrants reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, will be filed as exhibits to the registration statement of which this prospectus forms a part.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the warrant agreements and warrant certificates, including the definitions therein of certain terms.

Debt Warrants

General

Reference is made to the applicable prospectus supplement for the terms of debt warrants in respect of which this prospectus is being delivered, the debt securities warrant agreement relating to such debt warrants and the debt warrant certificates representing such debt warrants, including the following:

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of such debt warrants and the procedures and conditions relating to the exercise of such debt warrants;

•	the designation and terms of any related debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	the date, if any, on and after which such debt warrants and any related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise;

•	the offering price of such debt warrants, if any;

•	the initial price at which such debt securities may be purchased upon exercise of debt warrants and any provision with respect to the adjustment thereof;

•	the denominations of such debt warrants;

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	redemption provisions of such debt warrants, if any; and

•	any other terms of the debt warrants.

The debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to any payments of principal and premium, if any, and interest, if any, on the debt securities purchasable upon such exercise.

Exercise of Debt Warrants

Each debt warrant will entitle the holder to purchase for cash such principal amount of debt securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the debt warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, debt warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised debt warrants will become void.

Debt warrants may be exercised as set forth in the applicable prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

Stock Warrants

General

Reference is made to the applicable prospectus supplement for the terms of stock warrants in respect of which this prospectus is being delivered, the stock warrant agreement relating to such stock warrants and the stock warrant certificates representing such stock warrants, including the following:

•	the type and number of shares of preferred stock or common stock purchasable upon exercise of such stock warrants and the procedures and conditions relating to the exercise of such stock warrants;

•	the date, if any, on and after which such stock warrants and related preferred stock or common stock will be separately tradeable;

•	the offering price of such stock warrants, if any;

•	the initial price at which such shares may be purchased upon exercise of stock warrants and any provision with respect to the adjustment thereof;

•	the denominations of such stock warrants;

•	the date on which the right to exercise such stock warrants shall commence and the date on which such right shall expire;

•	a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of stock warrants;

•	redemption provisions of such stock warrants, if any;

•	any other terms of the stock warrants;

•	anti-dilution provisions of the stock warrants, if any; and

•	other information relating to any capital stock purchasable upon exercise of such stock warrants.

The stock warrant certificates will be exchangeable for new stock warrant certificates of different denominations and stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their stock warrants, holders of stock warrants will not have any of the rights of holders of shares of capital stock purchasable upon such exercise and will not be entitled to any dividend or other distribution payments on such capital stock purchasable upon such exercise.

Exercise of Stock Warrants

Each stock warrant will entitle the holder to purchase for cash such number of shares of preferred stock or common stock, as the case may be, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the stock warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, stock warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised stock warrants will become void.

Stock warrants may be exercised as set forth in the applicable prospectus supplement relating thereto. Upon receipt of payment and the stock warrant certificates properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of capital stock purchasable upon such exercise. If less than all of the stock warrants represented by such stock warrant certificate are exercised, a new stock warrant certificate will be issued for the remaining amount of stock warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

In this description, all references to “we,” “us,” “our” or the “Company” refer only to Waters and not to any of its subsidiaries.

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and requiring us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, or stock purchase units, consisting of a stock purchase contract and either (x) senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, or (y) debt obligations of third parties, including U.S. Treasury securities, in each case, securing the holder’s obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued.

PLAN OF DISTRIBUTION

Waters, Augusta or WTC, as applicable, may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters;

•	to or through dealers;

•	through agents;

•	directly to one or more purchasers in negotiated transactions; or

•	through a combination of the foregoing methods.

Waters, Augusta or WTC, as applicable, may distribute the offered securities from time to time in one or more transactions at (1) a fixed price or prices, which may be changed, (2) market prices prevailing at the time of sale, (3) prices related to such market prices, or (4) negotiated prices in block trades, or in underwritten offerings or in other types of trades.

In addition, Waters, Augusta and WTC, as applicable, may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third parties may use securities borrowed from Waters, Augusta or WTC, as applicable, or others to settle such sales and may use securities received from Waters, Augusta or WTC, as applicable, to close out any related short positions. Waters, Augusta and WTC, as applicable, may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

If underwriters are used in the offering of the offered securities, the names of the managing underwriter or underwriters and any other underwriters and certain terms of the offering, including compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement. Only underwriters named in the applicable prospectus supplement will be deemed to be underwriters in connection with the offered securities described in that prospectus supplement. Firms not so named will have no direct or indirect participation in the underwriting of such securities, although such a firm may participate in the distribution of those securities under circumstances entitling that firm to a dealer’s commission. It is anticipated that any underwriting agreement pertaining to any offered securities will entitle the underwriters to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments which the underwriters may be required to make in respect thereof and provide that the obligations of the underwriters will be subject to certain conditions precedent.

Waters, Augusta or WTC, as applicable, also may sell the offered securities to a dealer as principal. If Waters, Augusta or WTC, as applicable, sell the offered securities to a dealer as a principal, then the dealer may resell those securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

The offered securities also may be offered through agents that Waters, Augusta or WTC, as applicable, may designate from time to time. The applicable prospectus supplement will contain the name of any such agent and the terms of its agency. Unless otherwise indicated in the prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment.

Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described in the prospectus supplement and, under agreements which may be entered into with Waters, Augusta or WTC, as applicable, may be entitled to indemnification by Waters, Augusta or WTC against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments which they may be required to make in respect of those liabilities.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

Offers to purchase the offered securities may be solicited directly by Waters, Augusta or WTC, as applicable, or through our respective subsidiaries and sales thereof may be made by Waters, Augusta or WTC directly to institutional investors or others. The terms of any such sales will be described in the applicable prospectus supplement.

The specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, for any securities offered hereunder will be identified in a prospectus supplement.

LEGAL MATTERS

The legality of the securities will be passed upon for us by Kirkland & Ellis LLP, New York, New York, and for any underwriters, dealers or agents by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) of Waters Corporation incorporated in this prospectus by reference to Waters Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of the BDS Business at September 30, 2025 and 2024, and for each of the three years in the period ended September 30, 2025 incorporated by reference in the Waters Corporation’s Current Report on Form 8-K dated February 9, 2026 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference therein, and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Waters files annual, quarterly and periodic reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov. Unless specifically listed below, the information contained on the SEC’s website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus information which we file with it. This means that we can disclose important information to you by referring you to the documents containing that information filed separately with the SEC and that such information will be regarded as an important part of this prospectus. We encourage you to read the SEC filings incorporated by reference into this prospectus before investing in any of our securities. Waters’ filings with the SEC and any amendments to those filings are available free of charge at the Investor Relations section of its website, located at https://ir.waters.com/financials/sec-filings, as soon as reasonably practicable after they are filed with, or furnished to, the SEC. We have included our website address in this prospectus solely as an inactive textual reference and the information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus.

We incorporate by reference into this prospectus the documents listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished or deemed to have been furnished and not filed or that are not deemed to be incorporated by reference into SEC filings, in each case, in accordance with SEC rules, unless otherwise indicated therein):

•	Waters’ Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 23, 2026;

•

the portions of Waters’ Definitive Proxy Statement on Schedule 14A, filed with the SEC on April  9, 2025, that are incorporated by reference into Part III of Waters’ Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 25, 2025; and

•

Waters’ Current Reports on Form 8-K filed with the SEC on January 16, 2026, January  27, 2026, February 9, 2026 (SEC Accession No.  0001193125-26-042819) and March 16, 2026 (in each case, other than information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

We also incorporate by reference the information contained in any future filings made by Waters with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and, in the case of any particular offering of securities, until such offering of securities is terminated (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished or deemed to have been furnished and not filed or that are not deemed to be incorporated by reference into SEC filings, in each case, in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein). Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other SEC filings, and such outdated or inconsistent information will no longer be regarded as part of this prospectus.

You may also obtain a copy of these filings at no cost by writing Waters at the following address:

Waters Corporation

34 Maple Street

Milford, Massachusetts 01757

Attention: Investor Relations

Telephone: (508) 478-2000

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement is available at the SEC’s website above.

We are not making an offer to sell, or the solicitation of an offer to buy, any of these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus or the applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, as the case may be, or that the information incorporated by reference herein and therein is accurate as of any date other than the date of the relevant report or other document in which such information is contained.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth estimated expenses relating to the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by the registrants.

Amount To Be Paid
SEC registration fee	$		*
Trustee and transfer agent fees		*	*
Legal fees and expenses		*	*
Accounting fees and expenses		*	*
Rating agency and listing fees		*	*
Printing and engraving fees and expenses		*	*
Miscellaneous		*	*

Total	$	*	*

*

To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.

**

These fees cannot be estimated at this time, as they are calculated based on the securities offered and the number of issuances. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Delaware Corporations

Section 145 of the DGCL permits a corporation to indemnify any person who is or has been a director, officer, employee or agent of the corporation or who is or has been serving as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the corporation, against expenses (including, but not limited to, attorneys’ fees and disbursements and amounts paid in settlement or in satisfaction of judgments or as fines or penalties) actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he/she may be involved by reason of the fact that he/she served or is serving in these capacities, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his/her conduct was unlawful. In the case of an action, suit or proceeding made or brought by or in the right of the corporation to procure a judgment in its favor, the corporation shall not indemnify such person in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, except for such expenses as the court may allow. Any such person who has been wholly successful on the merits or otherwise with respect to any such action, suit or proceeding or with respect to any such claim, issue or matter therein, shall be indemnified against all expenses actually and reasonably incurred in connection therewith.

Our Certificate provides for the indemnification of directors and officers of Waters to the fullest extent permitted by Section 145. The Certificate of Incorporation of Augusta (the “Augusta Charter”) provides for the indemnification of directors and officers of Augusta to the fullest extent permitted by Section 145, provided that such indemnification is authorized by the board of directors of Augusta. The Certificate of Incorporation of WTC (the “WTC Charter”) provides for the indemnification of directors and officers of WTC to the fullest extent permitted by Section 145, provided that such indemnification is authorized by the board of directors of WTC. The by-laws of Waters Asia (the “Waters Asia Bylaws”) provide for indemnification of directors and officers of

Waters Asia against expenses, judgments, fines and amounts paid in settlement brought by reason of the fact that he or she is or was a director or officer of Waters Asia, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Waters Asia, and with respect to any criminal proceeding, had no reasonable cause to believe such conduct was unlawful. The Certificate of Incorporation of HandyLab (the “HandyLab Charter”) provides for the indemnification of directors and officers of HandyLab to the fullest extent permitted by Section 145, provided that the corporation shall not be required to indemnify or advance expenses in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. The by-laws of Accuri (the “Accuri Bylaws”) provide for indemnification of directors and officers of Accuri to the fullest extent authorized by the DGCL against any and all expenses, judgments, penalties, fines and amounts reasonably paid in settlement incurred in connection with any proceeding in which such director or officer is, or is threatened to be made, a party by reason of such director’s or officer’s corporate status, if such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of Accuri, and with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, provided that such provision shall not eliminate or limit the liability of a director or officer, as applicable, (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director or officer derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Our Certificate limits the liability of its directors and officers to the fullest extent permitted by the DGCL, as such may be amended. No amendment to or repeal of this provision of our Certificate will apply to, or have any effect on, the liability or alleged liability of any director or officer for, or with respect to, any acts or omissions of such director or officer occurring prior to such amendment or repeal. The Augusta Charter limits the liability of its directors to the fullest extent permitted by the DGCL, as such may be amended. The WTC Charter limits the liability of its directors to the fullest extent permitted by the DGCL. The Certificate of Incorporation of Cellular Research limits the liability of its directors to the fullest extent permitted by the DGCL except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

Our Bylaws provide that to the fullest extent permitted by the DGCL, as such may be amended, that a director of Waters shall not be liable to Waters or its stockholders for monetary damages for breach of fiduciary duty as a director. The Waters Asia Bylaws provide for the indemnification of any director or officer who was or is a party or is threatened to be made party to any threatened, pending or completed judicial action or suit brought by or in the right of Waters Asia to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense, settlement or appeal of such action or suit, except in cases as to which such person has been adjudged to be liable for gross negligence or willful misconduct in the performance of his or her duty to Waters Asia, unless and only to the extent that the applicable court determines that such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper.

In addition, pursuant to certain indemnification agreements between Waters and its directors and executive officers, Waters has agreed to indemnify such directors and executive officers to the fullest extent permitted by Delaware law. Among other things, the indemnification agreements provide indemnification procedures, advancement of expenses during proceedings subject to indemnification and mechanisms for reviewing executive conduct in connection with a claim for indemnification.

Delaware Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act authorizes a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

The Operating Agreement of TA provides that TA must indemnify its members, managers and certain respective affiliates to the fullest extent permitted by applicable law, for any loss, damage or claim incurred, except in cases of bad faith or outside the scope of authority, and must also pay expenses incurred in defending any proceeding in advance of its final disposition, upon presentation of an undertaking on behalf of such indemnified person to repay such amount if it shall ultimately be determined that such indemnified person is not entitled to be indemnified.

The Operating Agreements for each of ALS OpCo I, ALS OpCo II and ALS SpinCo provide that ALS OpCo I, ALS OpCo II and ALS SpinCo, as applicable, will, to the fullest extent permitted by applicable law, indemnify and make advances for expenses to any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a manager, officer or other authorized representative of the member or the managers of ALS OpCo I, ALS OpCo II and ALS SpinCo, as applicable, against losses, damages, expenses (including attorneys’ fees), judgments, fines and amounts reasonably incurred by such person in connection with such action, suit or proceeding.

California Corporations

Section 317 of the California Corporations Code (the “California Code”) authorizes a corporation to indemnify, subject to certain exceptions, any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, as the term “agent” is defined in section 317(a) of the California Code, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. A corporation is further authorized to indemnify, subject to certain exceptions, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. Further, Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to a corporation’s shareholders for any violation of a director’s fiduciary duty to the corporation or its shareholders.

The Certificate of Incorporation of PharMingen (the “PharMingen Charter”) provides that PharMingen is authorized to provide for the indemnification of its agents (as defined in Section 317(a) of the California Code) to the fullest extent permissible under California law, through bylaw provisions, agreements with its agents, vote of the shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Code, subject only to the limits set forth in Section 204 of the California Code.

Section 204 of the California Code provides that a corporation’s articles of incorporation may not eliminate or limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) under Section 310 of the California Code (concerning transactions between corporations and directors or corporations having interrelated directors) or (vii) under Section 316 of the California Code (concerning directors’ liability for distributions, loans, and guarantees). Section 204 further provides that a corporation’s articles of incorporation may not eliminate or limit (i) the liability of a director for any act or omission occurring prior to the date when its indemnification provision became effective or (ii) the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. The PharMingen Charter limits the liability of its directors for monetary damages to the fullest extent permissible under California law.

California Limited Liability Companies

Section 17704.08 of the California Revised Uniform Limited Liability Company Act provides that a limited liability company shall reimburse for any payment made and indemnify for any debt, obligation, or other liability incurred by a member of a member-managed limited liability company or the manager of a manager-managed limited liability company in the course of the member’s or manager’s activities on behalf of the limited liability company, if, in making the payment or incurring the debt, obligation, or other liability, the member or manager complied with their statutory duties. In addition, subject to any limitations set forth in its operating agreement, a limited liability company may reimburse for any payment made and may indemnify for any debt, obligation, or other liability incurred by any other person, including any officer, in the course of that person’s activities on behalf of the limited liability company, except that such indemnification cannot extend to any breach of the duty of loyalty, an improper financial benefit, liability for excess distributions, intentional infliction of harm on the limited liability company or a member, or an intentional violation of criminal law. A limited liability company may purchase and maintain insurance on behalf of a member or manager of the limited liability company against liability or any other person asserted against or incurred by the member, manager or other person even if, under the California Revised Uniform Limited Liability Company Act, the operating agreement could not eliminate or limit the person’s liability to the limited liability company for the conduct giving rise to the liability.

Wyatt’s operating agreement provides that Wyatt shall, to the fullest extent permitted by the California Revised Uniform Limited Liability Company Act, indemnify and make advances for reasonable expenses to any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that they are or were a member or officer of Wyatt, against losses, damages, expenses (including attorney’s fees), judgments, fines and amounts actually incurred by them in connection with such action, suit or proceeding.

Item 16.	Exhibits.

Exhibit No.	Document
1.1*	Form of Underwriting Agreement.

4.1	Form of Indenture for debt securities of Augusta SpinCo Corporation.

4.2*	Form of Indenture for debt securities of Waters Corporation.

4.3*	Form of Indenture for debt securities of Waters Technologies Corporation.

4.4*	Form of debt security.

4.5*	Form of guarantee.

Exhibit No.	Document

4.6*	Certificate of designation, preferences and rights with respect to Waters Corporation’s preferred stock.

4.7*	Specimen preferred stock certificate of Waters Corporation.

4.8*	Form of Warrant Agreement (Stock) (including form of Warrant Certificate).

4.9*	Form of Warrant Agreement (Debt) (including form of Warrant Certificate).

4.10*	Form of Stock Purchase Contract.

4.11*	Form of Unit Agreement.

5.1	Opinion of Kirkland & Ellis LLP.

22.1	List of Subsidiary Guarantors and Issuers of Guaranteed Securities.

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Ernst & Young LLP.

24.1	Powers of attorney (included as part of the signature pages hereto).

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indenture filed as Exhibit 4.1 above.

25.2**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indenture filed as Exhibit 4.2 above.

25.3**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indenture filed as Exhibit 4.3 above.

107	Filing Fee Table.

*

To be filed, if necessary, after the effectiveness of this registration statement as an exhibit to a post-effective amendment hereto or to a report filed with the SEC under the Securities Exchange Act of 1934, as amended.

**	To be filed separately under the electronic form type 305B2, if applicable.

Item 17.	Undertakings.

(a)	The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)

The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Town of Milford, Massachusetts, on this 16th day of March, 2026.

WATERS CORPORATION

By:	/s/ Amol Chaubal
Name: Amol Chaubal
Title: Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of the registrant, hereby severally constitute and appoint Udit Batra, Amol Chaubal and Keeley A. Aleman, or any of them, with full power of substitution and re-substitution and full power to act without the other, as our true and lawful attorneys-in-fact and agents, for such persons and in such persons’ name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such persons might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 16th day of March, 2026.

Signature	Title

/s/ Dr. Flemming Ornskov, M.D., M.P.H. Dr. Flemming Ornskov, M.D., M.P.H.	Chair of the Board of Directors

/s/ Udit Batra, Ph.D. Udit Batra, Ph.D.	President and Chief Executive Officer; Director (Principal Executive Officer)

/s/ Amol Chaubal Amol Chaubal	Senior Vice President and Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)

/s/ Linda Baddour Linda Baddour	Director

/s/ Dan Brennan Dan Brennan	Director

/s/ Richard Fearon Richard Fearon	Director

Signature	Title

/s/ Claire M. Fraser, Ph.D. Claire M. Fraser, Ph.D.	Director

/s/ Pearl S. Huang, Ph.D. Pearl S. Huang, Ph.D.	Director

/s/ Wei Jiang Wei Jiang	Director

/s/ Heather Knight Heather Knight	Director

/s/ Christopher A. Kuebler Christopher A. Kuebler	Director

/s/ Mark Vergnano Mark Vergnano	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the Town of Milford, Massachusetts, on this 16th day of March, 2026.

AUGUSTA SPINCO CORPORATION

By:	/s/ Amol Chaubal
Name: Amol Chaubal
Title: Senior Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

We, the undersigned officers and directors of the registrant, hereby severally constitute and appoint Udit Batra, Amol Chaubal and Keeley A. Aleman, or any of them, with full power of substitution and re-substitution and full power to act without the other, as our true and lawful attorneys-in-fact and agents, for such persons and in such persons’ name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such persons might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 16th day of March, 2026.

Signature	Title

/s/ Udit Batra, Ph.D. Udit Batra, Ph.D.	President and Chief Executive Officer; Director (Principal Executive Officer)

/s/ Amol Chaubal Amol Chaubal	Senior Vice President, Chief Financial Officer and Treasurer; Director (Principal Financial Officer) (Principal Accounting Officer)

/s/ Keeley A. Aleman Keeley A. Aleman	Senior Vice President, General Counsel and Secretary; Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the Town of Milford, Massachusetts, on this 16th day of March, 2026.

WATERS TECHNOLOGIES CORPORATION

By:	/s/ Amol Chaubal
Name: Amol Chaubal
Title: Chief Financial Officer and Senior Vice President; Director

POWER OF ATTORNEY

We, the undersigned officers and directors of the registrant, hereby severally constitute and appoint Udit Batra, Amol Chaubal and Keeley A. Aleman, or any of them, with full power of substitution and re-substitution and full power to act without the other, as our true and lawful attorneys-in-fact and agents, for such persons and in such persons’ name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such persons might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 16th day of March, 2026.

Signature	Title

/s/ Udit Batra, Ph.D. Udit Batra, Ph.D.	President and Chief Executive Officer; Director (Principal Executive Officer)

/s/ Amol Chaubal Amol Chaubal	Chief Financial Officer and Senior Vice President; Director (Principal Financial Officer) (Principal Accounting Officer)

/s/ Keeley Aleman Keeley Aleman	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the Town of Milford, Massachusetts, on this 16th day of March, 2026.

TA INSTRUMENTS – WATERS L.L.C.
By: Waters Technologies Corporation, in its capacity as Managing Member of TA Instruments – Waters L.L.C.

By:	/s/ Amol Chaubal
Name: Amol Chaubal
Title: Chief Financial Officer and Senior Vice President; Director

POWER OF ATTORNEY

We, the directors of the managing member of the registrant, hereby severally constitute and appoint Udit Batra, Amol Chaubal and Keeley A. Aleman, or any of them, with full power of substitution and re-substitution and full power to act without the other, as our true and lawful attorneys-in-fact and agents, for such persons and in such persons’ name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such persons might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 16th day of March, 2026.

Signature	Title

/s/ Udit Batra, Ph.D. Udit Batra, Ph.D.	Director of the Managing Member of TA Instruments – Waters L.L.C.

/s/ Amol Chaubal Amol Chaubal	Director of the Managing Member of TA Instruments – Waters L.L.C.

/s/ Keeley Aleman Keeley Aleman	Director of the Managing Member of TA Instruments – Waters L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the Town of Milford, Massachusetts, on this 16th day of March, 2026.

WATERS ASIA LIMITED

By:	/s/ Amol Chaubal
Name: Amol Chaubal
Title: President

POWER OF ATTORNEY

We, the undersigned officers and directors of the registrant, hereby severally constitute and appoint Udit Batra, Amol Chaubal and Keeley A. Aleman, or any of them, with full power of substitution and re-substitution and full power to act without the other, as our true and lawful attorneys-in-fact and agents, for such persons and in such persons’ name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such persons might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 16th day of March, 2026.

Signature	Title

/s/ Amol Chaubal Amol Chaubal	President (Principal Executive Officer)

/s/ Michael Faria Silveira Michael Faria Silveira	Chief Financial Officer; Director (Principal Financial Officer) (Principal Accounting Officer)

/s/ John Edward Lynch John Edward Lynch	Treasurer; Director

/s/ Kathleen Marie White Kathleen Marie White	Assistant Secretary; Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the Town of Milford, Massachusetts, on this 16th day of March, 2026.

WYATT TECHNOLOGY, LLC

By:	/s/ Amol Chaubal
Name: Amol Chaubal
Title: Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and members of the registrant, hereby severally constitute and appoint Udit Batra, Amol Chaubal and Keeley A. Aleman, or any of them, with full power of substitution and re-substitution and full power to act without the other, as our true and lawful attorneys-in-fact and agents, for such persons and in such persons’ name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such persons might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 16th day of March, 2026.

Signature	Title

/s/ Amol Chaubal Amol Chaubal	Chief Executive Officer (Principal Executive Officer)

/s/ Michael Faria Silveira Michael Faria Silveira	Chief Financial Officer and Treasurer (Principal Financial Officer) (Principal Accounting Officer)

* Waters Technologies Corporation	Sole Member of Wyatt Technology, LLC

*By:	/s/ Amol Chaubal
Amol Chaubal
Chief Financial Officer and Senior
Vice President; Director
Waters Technologies Corporation

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the Town of Milford, Massachusetts, on this 16th day of March, 2026.

PHARMINGEN

By:	/s/ Steven Conly
Name: Steven Conly
Title: President; Director

POWER OF ATTORNEY

We, the undersigned officers and directors of the registrant, hereby severally constitute and appoint Udit Batra, Amol Chaubal and Keeley A. Aleman, or any of them, with full power of substitution and re-substitution and full power to act without the other, as our true and lawful attorneys-in-fact and agents, for such persons and in such persons’ name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such persons might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 16th day of March, 2026.

Signature	Title

/s/ Steven Conly Steven Conly	President; Director (Principal Executive Officer)

/s/ Michael Faria Silveira Michael Faria Silveira	Treasurer (Principal Financial Officer) (Principal Accounting Officer)

/s/ Bryan Smith Bryan Smith	Director

/s/ Elise Masiee Elise Masiee	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the Town of Milford, Massachusetts, on this 16th day of March, 2026.

ACCURI CYTOMETERS, INC.

By:	/s/ Steven Conly
Name: Steven Conly
Title: President

POWER OF ATTORNEY

We, the undersigned officers and directors of the registrant, hereby severally constitute and appoint Udit Batra, Amol Chaubal and Keeley A. Aleman, or any of them, with full power of substitution and re-substitution and full power to act without the other, as our true and lawful attorneys-in-fact and agents, for such persons and in such persons’ name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such persons might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 16th day of March, 2026.

Signature	Title

/s/ Steven Conly Steven Conly	President (Principal Executive Officer)

/s/ Michael Faria Silveira Michael Faria Silveira	Treasurer (Principal Financial Officer) (Principal Accounting Officer)

/s/ Bryan Smith Bryan Smith	Director

/s/ Elise Masiee Elise Masiee	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the Town of Milford, Massachusetts, on this 16th day of March, 2026.

AUGUSTA LIFE SCIENCES US OPCO I LLC

By:	/s/ Amol Chaubal
Name: Amol Chaubal
Title: President

POWER OF ATTORNEY

We, the undersigned officers and directors of the registrant, hereby severally constitute and appoint Udit Batra, Amol Chaubal and Keeley A. Aleman, or any of them, with full power of substitution and re-substitution and full power to act without the other, as our true and lawful attorneys-in-fact and agents, for such persons and in such persons’ name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such persons might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 16th day of March, 2026.

Signature	Title

/s/ Amol Chaubal Amol Chaubal	President (Principal Executive Officer)

/s/ Michael Faria Silveira Michael Faria Silveira	Treasurer (Principal Financial Officer) (Principal Accounting Officer)

/s/ Bryan Smith Bryan Smith	Director

/s/ Elise Masiee Elise Masiee	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the Town of Milford, Massachusetts, on this 16th day of March, 2026.

AUGUSTA LIFE SCIENCES US OPCO II LLC

By:	/s/ Steven Conly
Name: Steven Conly
Title: President

POWER OF ATTORNEY

We, the undersigned officers and directors of the registrant, hereby severally constitute and appoint Udit Batra, Amol Chaubal and Keeley A. Aleman, or any of them, with full power of substitution and re-substitution and full power to act without the other, as our true and lawful attorneys-in-fact and agents, for such persons and in such persons’ name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such persons might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 16th day of March, 2026.

Signature	Title

/s/ Steven Conly Steven Conly	President (Principal Executive Officer)

/s/ Michael Faria Silveira Michael Faria Silveira	Treasurer (Principal Financial Officer) (Principal Accounting Officer)

/s/ Bryan Smith Bryan Smith	Director

/s/ Elise Masiee Elise Masiee	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the Town of Milford, Massachusetts, on this 16th day of March, 2026.

AUGUSTA LIFE SCIENCES US SPINCO LLC

By:	/s/ Steven Conly
Name: Steven Conly
Title: President

POWER OF ATTORNEY

We, the undersigned officers and directors of the registrant, hereby severally constitute and appoint Udit Batra, Amol Chaubal and Keeley A. Aleman, or any of them, with full power of substitution and re-substitution and full power to act without the other, as our true and lawful attorneys-in-fact and agents, for such persons and in such persons’ name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such persons might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 16th day of March, 2026.

Signature	Title

/s/ Steven Conly Steven Conly	President (Principal Executive Officer)

/s/ Michael Faria Silveira Michael Faria Silveira	Treasurer (Principal Financial Officer) (Principal Accounting Officer)

/s/ Bryan Smith Bryan Smith	Director

/s/ Elise Masiee Elise Masiee	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the Town of Milford, Massachusetts, on this 16th day of March, 2026.

CELLULAR RESEARCH, INC.

By:	/s/ Steven Conly
Name: Steven Conly
Title: President

POWER OF ATTORNEY

We, the undersigned officers and directors of the registrant, hereby severally constitute and appoint Udit Batra, Amol Chaubal and Keeley A. Aleman, or any of them, with full power of substitution and re-substitution and full power to act without the other, as our true and lawful attorneys-in-fact and agents, for such persons and in such persons’ name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such persons might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 16th day of March, 2026.

Signature	Title

/s/ Steven Conly Steven Conly	President (Principal Executive Officer)

/s/ Michael Faria Silveira Michael Faria Silveira	Treasurer (Principal Financial Officer) (Principal Accounting Officer)

/s/ Bryan Smith Bryan Smith	Director

/s/ Elise Masiee Elise Masiee	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the Town of Milford, Massachusetts, on this 16th day of March, 2026.

HANDYLAB, INC.

By:	/s/ Amol Chaubal
Name: Amol Chaubal
Title: President

POWER OF ATTORNEY

We, the undersigned officers and directors of the registrant, hereby severally constitute and appoint Udit Batra, Amol Chaubal and Keeley A. Aleman, or any of them, with full power of substitution and re-substitution and full power to act without the other, as our true and lawful attorneys-in-fact and agents, for such persons and in such persons’ name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such persons might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 16th day of March, 2026.

Signature	Title

/s/ Amol Chaubal Amol Chaubal	President (Principal Executive Officer)

/s/ Michael Faria Silveira Michael Faria Silveira	Treasurer (Principal Financial Officer) (Principal Accounting Officer)

/s/ Bryan Smith Bryan Smith	Director

/s/ Elise Masiee Elise Masiee	Director